Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong First Quarter 2011 Earnings
Year-over-year adjusted EPS increases 1.3% to 81 cents per diluted share
     JACKSONVILLE, Fla. — April 28, 2011 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $556.2 million for the first quarter of 2011, a decrease of 6.1% compared to the first quarter of 2010, while net earnings of $55.9 million or 63 cents per diluted share in the first quarter of 2011 compared to $72.5 million or 75 cents per diluted share in the prior year quarter.
     Adjusted net earnings for the first quarter of 2011 were $71.1 million, or 81 cents per diluted share, compared to $76.7 million, or 80 cents per diluted share in the first quarter of 2010. Adjusted net earnings in the current quarter include an adjustment for purchase price amortization of 4 cents per diluted share and exclude a non-recurring charge of 14 cents per diluted share relating to cost reduction initiatives, while the prior year quarter included an adjustment for purchase price amortization of 5 cents per diluted share.
     “LPS is off to a strong start in 2011 despite very difficult conditions in the origination and default markets and an ongoing challenging broader business environment. LPS, with its strong market presence and its unique portfolio of end-to-end solutions, remains well positioned to continue to grow profitably in the years ahead,” said Lee A. Kennedy, Executive Chairman of LPS.
     “Our Mortgage Processing business had a strong quarter and our Other TD&A segment posted robust growth from continued market share gains. Our Loan Facilitation business delivered good results in a difficult market while our Default Services business continued to be impacted by broader industry slowdowns. We remained disciplined and focused in deploying our capital by repurchasing 2.5 million shares during the quarter,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $104.0 million in the first quarter of 2011 compared to $135.7 million in the prior year period. Adjusting for the charge noted earlier, operating income was $123.3 million in the first quarter of 2011.
     Net cash provided by operating activities for the first quarter of 2011 was $120.4 million compared to $109.0 million in the same period last year. Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) for the first quarter of 2011 was $101.3 million compared to $81.0 million for the first quarter of 2010 and was higher primarily due to contributions from changes in working capital.
Technology, Data and Analytics (TD&A)
     Revenues for the segment were $199.2 million compared to $179.5 million in the first quarter of 2010, while operating income of $58.0 million (excluding the charge noted earlier) compared to $53.9 million in the same period last year. Mortgage Processing revenues of $102.3 million compared to $97.6 million in the prior year period. Other TD&A revenues of $96.9 million were 18.4% above the first quarter of 2010 primarily due to strong growth in our Other Software and Services offerings, as well as higher Desktop revenues. Overall operating income for TD&A was higher compared to the first quarter of 2010 primarily due to higher contributions from Mortgage Processing and our Desktop businesses.

Loan Transaction Services (LTS)
     Revenues for the segment were $358.4 million compared to $415.3 million in the first quarter of 2010, and operating income of $88.5 million (excluding the charge noted earlier) compared to $98.8 million in the same period last year. Loan Facilitation Services revenues of $137.3 million declined 6.4% compared to the first quarter of 2010. This result compared very favorably to the Mortgage Bankers Association’s (MBA) estimate of overall first quarter 2011 originations being 12% lower than the prior year quarter. This positive variance was primarily due to continued market share gains in our settlement services offerings. Default Services revenues of $221.1 million declined 17.7% compared to the first quarter of 2010 as a result of continued delays in the initiation of foreclosure proceedings in the industry. Overall operating income for LTS declined mainly due to lower income in Default Services partly offset by higher contributions from Loan Facilitation Services.
Corporate and Other
     Net corporate expenses were $37.2 million in the first quarter of 2011. Excluding the charge noted earlier, net corporate expenses of $23.1 million compared to $17.0 million in the prior year quarter and were up primarily due to higher legal and compliance related expenses.
     The company noted that it had repurchased 2.5 million shares for $83.9 million in the first quarter. Following these purchases, $87.6 million remains available under the current authorization.
Outlook
     “We are off to a solid start in 2011, and while market conditions in some of our businesses and the broader economy remain challenging, LPS with its strong market presence remains in a good position to grow earnings in 2011,” said Jeff Carbiener. “Building on the first quarter results, we expect second quarter 2011 adjusted earnings to be in the range of 79-82 cents per diluted share. For full year 2011, given current market conditions, we now expect revenues to decline in the mid-single digit range compared to 2010, however, we expect adjusted earnings to increase 2-4% to $3.57 - $3.64 per diluted share.”
Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBIT, as adjusted” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable), “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Friday, April 29, 2011, at 8:00 a.m. ET. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through May 6, 2011 by dialing 888-203-1112 (access code: 2599577).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology, services and loan performance data and analytics to the mortgage, consumer lending, capital markets and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Almost half of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended March 31,
	2011	2010
	(In thousands, except per share data)

Processing and services revenues	$556,198	$592,394
Cost of revenues	370,610	396,022

Gross profit	185,588	196,372
Selling, general and administrative expenses	81,627	60,720

Operating income	103,961	135,652

Other income (expense):
Interest income	330	623
Interest expense	(14,096)	(18,845)
Other expense, net	14	4

Total other income (expense)	(13,752)	(18,218)

Earnings before income taxes	90,209	117,434
Provision for income taxes	34,280	44,918

Net earnings	$55,929	$72,516

Net earnings per share — diluted	$0.63	$0.75

Weighted average shares outstanding — diluted	88,134	96,416

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2011	2010
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$4,844	$52,287
Trade receivables, net of allowance for doubtful accounts	386,190	419,647
Other receivables	3,823	4,910
Prepaid expenses and other current assets	39,006	38,328
Deferred income taxes	44,516	44,102

Total current assets	478,379	559,274

Property and equipment, net of accumulated depreciation	122,759	123,897
Computer software, net of accumulated amortization	226,584	217,573
Other intangible assets, net of accumulated amortization	55,561	58,269
Goodwill	1,168,361	1,159,539
Other non-current assets	138,670	133,291

Total assets	$2,190,314	$2,251,843

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$145,155	$145,154
Trade accounts payable	37,069	51,610
Accrued salaries and benefits	37,275	55,230
Recording and transfer tax liabilities	13,645	10,879
Other accrued liabilities	166,176	145,203
Deferred revenues	58,063	57,651

Total current liabilities	457,383	465,727

Deferred revenues	35,654	36,893
Deferred income taxes, net	107,442	96,732
Long-term debt, net of current portion	1,067,958	1,104,247
Other non-current liabilities	21,439	22,030

Total liabilities	1,689,876	1,725,629

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at March 31, 2011 or December 31, 2010, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.4 million shares issued at March 31, 2011 and December 31, 2010, respectively	10	10
Additional paid-in capital	227,400	216,896
Retained earnings	643,313	596,168
Accumulated other comprehensive loss	(301)	(283)
Treasury stock $0.0001 par value; 11.1 million and 8.6 million shares at March 31, 2011 and December 31, 2010, respectively	(369,984)	(286,577)

Total stockholders’ equity	500,438	526,214

Total liabilities and stockholders’ equity	$2,190,314	$2,251,843

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months ended March 31,
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net earnings	$55,929	$72,516
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24,868	23,654
Amortization of debt issuance costs	1,167	1,148
Deferred income taxes, net	8,428	5,917
Stock-based compensation cost	10,628	6,557
Income tax benefit from exercise of stock options	(112)	766

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	33,734	5,752
Other receivables	1,087	403
Prepaid expenses and other assets	(3,031)	(4,109)
Deferred revenues	(1,900)	(4,941)
Accounts payable, accrued liabilities and other liabilities	(10,358)	1,377

Net cash provided by operating activities	120,440	109,040

Cash flows from investing activities:
Additions to property and equipment	(7,060)	(12,265)
Additions to capitalized software	(16,261)	(15,779)
Purchases of investments, net of proceeds from sales	(3,732)	—
Acquisition of title plants and property records data	(2,425)	—
Acquisitions, net of cash acquired	(9,802)	—

Net cash used in investing activities	(39,280)	(28,044)

Cash flows from financing activities:
Debt service payments	(36,288)	(1,275)
Exercise of stock options and restricted stock vesting	239	12,448
Tax benefit associated with equity compensation	112	(766)
Dividends paid	(8,784)	(9,566)
Treasury stock repurchases	(83,882)	(26,427)
Payment of contingent consideration related to acquisitions	—	(2,978)

Net cash used in financing activities	(128,603)	(28,564)
Net (decrease) increase in cash and cash equivalents	(47,443)	52,432
Cash and cash equivalents, beginning of period	52,287	70,528

Cash and cash equivalents, end of period	$4,844	$122,960

Supplemental disclosures of cash flow information:
Cash paid for interest	$20,897	$25,839

Cash paid for taxes	$4,713	$7,641

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Three months ended March 31,		Quarter ended					Year ended
	2011	2010	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2010
1. Revenues

Technology, Data and Analytics (TD&A):
Mortgage Processing	$102,334	$97,634	$102,334	$100,341	$102,362	$102,356	$97,634	$402,693
Other TD&A	96,910	81,828	96,910	100,713	94,555	82,852	81,828	359,948

Total	199,244	179,462	199,244	201,054	196,917	185,208	179,462	762,641

Loan Transaction Services:
Loan Facilitation Services	137,303	146,614	137,303	188,332	165,490	140,471	146,614	640,907
Default Services	221,121	268,671	221,121	251,327	265,572	275,046	268,671	1,060,616

Total	358,424	415,285	358,424	439,659	431,062	415,517	415,285	1,701,523

Corporate and Other	(1,470)	(2,353)	(1,470)	(1,893)	(1,939)	(1,644)	(2,353)	(7,829)

Total Revenue	$556,198	$592,394	$556,198	$638,820	$626,040	$599,081	$592,394	$2,456,335

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	4.8%	7.1%	4.8%	-3.7%	-0.6%	14.3%	7.1%	3.8%
Other TD&A	18.4%	19.1%	18.4%	18.1%	13.5%	0.6%	19.1%	12.6%

Total	11.0%	12.2%	11.0%	6.1%	5.7%	7.7%	12.2%	7.8%

Loan Transaction Services:
Loan Facilitation Services	-6.4%	23.0%	-6.4%	31.8%	21.1%	-5.4%	23.0%	17.1%
Default Services	-17.7%	5.2%	-17.7%	-9.8%	-12.6%	-8.2%	5.2%	-6.7%

Total	-13.7%	10.9%	-13.7%	4.3%	-2.1%	-7.3%	10.9%	1.0%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	-6.1%	11.8%	-6.1%	5.0%	1.1%	-2.3%	11.8%	3.6%

2. Depreciation and Amortization

Depreciation and Amortization	$18,135	$14,993	$18,135	$18,788	$17,142	$15,780	$14,993	$66,703
Purchase Price Amortization	5,045	6,718	5,045	6,469	5,710	5,884	6,718	24,781
Other Amortization	1,688	1,943	1,688	1,690	1,668	1,976	1,943	7,277

Total Depreciation and Amortization	$24,868	$23,654	$24,868	$26,947	$24,520	$23,640	$23,654	$98,761

3. Stock Compensation Expense

Stock Compensation Expense, Excluding Acceleration Charges	$6,759	$6,557	$6,759	$8,228	$8,215	$7,280	$6,557	$30,280
Stock Acceleration Expense	3,869	—	3,869	1,797	—	—	—	1,797

Total Stock Compensation Expense	$10,628	$6,557	$10,628	$10,025	$8,215	$7,280	$6,557	$32,077

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Three months ended March 31,		Quarter ended					Year ended
	2011	2010	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010	12/31/2010
1. EBIT

Consolidated
Revenue	$556,198	$592,394	$556,198	$638,820	$626,040	$599,081	$592,394	$2,456,335
Cost of Sales	370,610	396,022	370,610	437,963	417,243	390,847	396,022	1,642,075
Selling, General and Administrative Expenses	81,627	60,720	81,627	72,299	64,516	59,815	60,720	257,350

Operating Income	103,961	135,652	103,961	128,558	144,281	148,419	135,652	556,910

Less Non-recurring Charges:
Cash Related Restructuring Costs	15,503	—	15,503	2,472	—	—	—	2,472
Stock Related Restructuring Costs	3,869	—	3,869	1,797	—	—	—	1,797
Out of period adjustment	—	—	—	9,800	—	—	—	9,800

EBIT, as adjusted	$123,333	$135,652	$123,333	$142,627	$144,281	$148,419	$135,652	$570,979

EBIT Margin, as adjusted	22.2%	22.9%	22.2%	22.3%	23.0%	24.8%	22.9%	23.2%

Depreciation and Amortization	$24,868	$23,654	$24,868	$26,947	$24,520	$23,640	$23,654	$98,761

Technology, Data and Analytics
Revenue	$199,244	$179,462	$199,244	$201,054	$196,917	$185,208	$179,462	$762,641
Cost of Sales	121,660	105,795	121,660	120,605	108,421	100,317	105,795	435,138
Selling, General and Administrative Expenses	21,899	19,811	21,899	20,050	21,108	20,066	19,811	81,035

Operating Income	55,685	53,856	55,685	60,399	67,388	64,825	53,856	246,468

Less Non-recurring Charges:
Cash Related Restructuring Costs (2)	2,284	—	2,284	—	—	—	—	—
Stock Related Restructuring Costs	—	—	—	—	—	—	—	—
Out of period adjustment, net of tax	—	—	—	—	—	—	—	—

EBIT, as adjusted	$57,969	$53,856	$57,969	$60,399	$67,388	$64,825	$53,856	$246,468

EBIT Margin, as adjusted	29.1%	30.0%	29.1%	30.0%	34.2%	35.0%	30.0%	32.3%

Depreciation and Amortization	$18,350	$16,538	$18,350	$18,905	$16,532	$16,047	$16,538	$68,022

Loan Transaction Services
Revenue	$358,424	$415,285	$358,424	$439,659	$431,062	$415,517	$415,285	$1,701,523
Cost of Sales	250,365	292,609	250,365	317,285	310,780	292,107	292,609	1,212,781
Selling, General and Administrative Expenses	22,541	23,857	22,541	26,440	23,561	21,798	23,857	95,656

Operating Income	85,518	98,819	85,518	95,934	96,721	101,612	98,819	393,086

Less Non-recurring Charges:
Cash Related Restructuring Costs (2)	2,953	—	2,953	—	—	—	—	—
Stock Related Restructuring Costs	—	—	—	—	—	—	—	—
Out of period adjustment (3)	—	—	—	9,800	—	—	—	9,800

EBIT, as adjusted	$88,471	$98,819	$88,471	$105,734	$96,721	$101,612	$98,819	$402,886

EBIT Margin, as adjusted	24.7%	23.8%	24.7%	24.0%	22.4%	24.5%	23.8%	23.7%

Depreciation and Amortization	$4,703	$5,186	$4,703	$6,226	$6,152	$5,749	$5,186	$23,313

Corporate and Other
Revenue	$(1,470)	$(2,353)	$(1,470)	$(1,893)	$(1,939)	$(1,644)	$(2,353)	$(7,829)
Cost of Sales	(1,415)	(2,382)	(1,415)	73	(1,958)	(1,577)	(2,382)	(5,844)
Selling, General and Administrative Expenses	37,187	17,052	37,187	25,809	19,847	17,951	17,052	80,659

Operating Income	(37,242)	(17,023)	(37,242)	(27,775)	(19,828)	(18,018)	(17,023)	(82,644)

Less Non-recurring Charges:
Cash Related Restructuring Costs (2)(3)	10,266	—	10,266	2,472	—	—	—	2,472
Stock Related Restructuring Costs (2)(3)	3,869	—	3,869	1,797	—	—	—	1,797
Out of period adjustment, net of tax	—	—	—	—	—	—	—	—

EBIT, as adjusted	$(23,107)	$(17,023)	$(23,107)	$(23,506)	$(19,828)	$(18,018)	$(17,023)	$(78,375)

Depreciation and Amortization	$1,815	$1,930	$1,815	$1,816	$1,836	$1,844	$1,930	$7,426

2. Net Earnings — Reconciliation
Net Earnings	$55,929	$72,516	$55,929	$70,724	$78,691	$80,413	$72,516	$302,344

Less Non-recurring Charges:
Cash Related Restructuring Costs, net of tax	9,612	—	9,612	1,533	—	—	—	1,533
Stock Related Restructuring Costs, net of tax	2,399	—	2,399	1,114	—	—	—	1,114
Out of period adjustment, net of tax	—	—	—	6,076	—	—	—	6,076

Net Earnings, as adjusted	67,940	72,516	67,940	79,447	78,691	80,413	72,516	311,067
Purchase Price Amortization, net of tax (1)	3,128	4,148	3,128	4,059	3,526	3,633	4,148	15,366

Adjusted Net Earnings	$71,068	$76,664	$71,068	$83,506	$82,217	$84,046	$76,664	$326,433

Adjusted Net Earnings Per Diluted Share (2)	$0.81	$0.80	$0.81	$0.92	$0.89	$0.89	$0.80	$3.50

Diluted Weighted Average Shares	88,134	96,416	88,134	90,296	92,682	94,910	96,416	93,559

3. Cashflow — Reconciliation
Cash Flows from Operating Activities:

Net Earnings	$55,929	$72,516	$55,929	$70,724	$78,691	$80,413	$72,516	$302,344
Less Non-recurring Charges:
Cash Related Restructuring Costs, net of tax	4,152	—	4,152	1,533	—	—	—	1,533

Net Earnings, as adjusted	60,081	72,516	60,081	72,257	78,691	80,413	72,516	303,877
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	44,979	38,042	44,979	51,625	41,548	34,591	38,042	165,806
Working capital adjustments	19,532	(1,518)	19,532	34,628	(35,191)	(17,375)	(1,518)	(19,456)

Net cash provided by operating activities	124,592	109,040	124,592	158,510	85,048	97,629	109,040	450,227

Capital expenditures included in investing activities	(23,321)	(28,044)	(23,321)	(24,150)	(26,940)	(29,122)	(28,044)	(108,256)

Adjusted Net Free Cash Flow	$101,271	$80,996	$101,271	$134,360	$58,108	$68,507	$80,996	$341,971

Notes:

(1)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(2)	During the three months ended March 31, 2011, we recorded a non-recurring charge totaling $19.4 million ($2.3 million in Technology, Data & Analytics, $3.0 million in Loan Transaction Services and $14.1 million in Corporate and Other) primarily related to personnel reductions made in connection with the Company’s cost reduction program.

(3)	During the three months ended December 31, 2010, we recorded an immaterial error correction within cost of revenues totaling $9.8 million related to fiscal years 2007 and 2008. Additionally, we recorded a $4.3 million charge ($2.5 million of compensation and $1.8 million of stock acceleration) related to the departure of our former chief financial officer.